Exhibit 32(a)

CERTIFICATION OF PERIODIC REPORT

18 USC 1350 CERTIFICATIONS OF CEO

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

As Codified at 18 U.S.C. Section 1350

I, the undersigned D. Bryan Jordan, Chairman of the Board, President and Chief Executive Officer of First Horizon National Corporation (“Corporation”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, as follows:

1.	The Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated: February 27, 2020

/s/ D. Bryan Jordan
D. Bryan Jordan
Chairman of the Board, President and Chief Executive Officer